Exhibit 10.1
AMENDMENT NUMBER SIX
TO THE
CELGENE CORPORATION
1995 NON EMPLOYEE DIRECTORS’ INCENTIVE PLAN
(AMENDED AND RESTATED AS OF JUNE 22, 1999
AND AS FURTHER AMENDED)
WHEREAS, the Celgene Corporation (the “Company”) maintains the Celgene Corporation 1995 Non Employee Directors’ Incentive Plan, as amended and restated as of June 22, 1999 and as further amended (the “Plan”);
WHEREAS, pursuant to Article 11 of the Plan, the Board of Directors of the Company (the “Board”) may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan; and
WHEREAS, the Board desires to amend the Plan, effective as of June 18, 2008.
NOW, THEREFORE, pursuant to Article 11 of the Plan, the Plan is hereby amended, effective as of June 18, 2008, as follows:
1. Section 5(d) of the Plan is amended in its entirety to read as follows:
“(d) each year on and after the Annual Meeting of Stockholders of the Corporation held on June 12, 2007 and prior to June 18, 2008 (each, an “Annual Meeting”), each Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting shall receive Options to purchase an aggregate of 18,500 shares of Common Stock (subject to adjustment as provided in Section 9) in substantially equal quarterly grants beginning in September, 2007; provided, however, that a Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting but has not been a member of the Board during the entire period between such Annual Meeting and the prior Annual Meeting shall receive Options to purchase an aggregate number of shares equal to the product of (i) 18,500 and (ii) a fraction, numerator of which is the number of days in the 12 month period immediately preceding such Annual Meeting during which such Non Employee Director was a Non Employee Director and the denominator is 365; and”

2. Section 5 of the Plan is amended to include a new subsection (e) to read as follows:
“(e) each year on and after the Annual Meeting held on June 18, 2008, each Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting shall receive an Option, on the date of each such Annual Meeting, to purchase 18,500 shares of Common Stock (subject to adjustment as provided in Section 9); provided, however, that a Non Employee Director who has been elected at such Annual Meeting and is continuing as a member of the Board as of the completion of such Annual Meeting but has not been a member of the Board during the entire period between such Annual Meeting and the prior Annual Meeting shall receive an Option to purchase a number of shares of Common Stock equal to the product of (i) 18,500 and (ii) a fraction, numerator of which is the number of days in the 12 month period immediately preceding such Annual Meeting during which such Non Employee Director was a Non Employee Director and the denominator is 365 (the “Annual Option”).”
3. Section 7(b) is amended by the addition of the following language at the end thereof:
“The Annual Option granted pursuant to Section 5(e) shall vest in full on the earlier of (i) the day preceding the date of the first Annual Meeting held following the date of grant and (ii) the first anniversary of the date of grant of the Annual Option, provided that, in each case, the holder thereof has been a Non Employee Director of the Corporation at all times through such date.”